UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2023

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Wolfspeed, Inc. (the “Company”) approved the Wolfspeed Bonus Plan for Fiscal Year 2024 (the “Bonus Plan”) and performance-based cash bonus award opportunities for Gregg A. Lowe, the Company’s Chief Executive Officer and President, and Neill P. Reynolds, the Company’s Executive Vice President and Chief Financial Officer, under the Bonus Plan. The bonus award opportunities are designed to provide Messrs. Lowe and Reynolds annual incentive compensation based on the Company’s performance for fiscal 2024 against pre-established targets. Any payment under the Bonus Plan will be paid in cash.

Each executive is eligible to receive a cash bonus award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 200%) derived by comparing the Company’s fiscal 2024 performance against pre-established revenue, non-GAAP gross margin, adjusted EBITDA, and ESG (environmental, social, and governance) initiatives targets. Mr. Lowe’s target award level is set at 140% of his base salary and Mr. Reynolds’s target award level is set at 100% of his base salary. The Committee will determine the performance measurement for the performance period by averaging the performance levels that correspond to each result, rounded to the nearest whole percentage.

Except as provided in the Change in Control Agreement with Mr. Lowe dated September 22, 2017, as amended by the First Amendment dated May 4, 2018 (as amended, the “Change in Control Agreement”) or the Wolfspeed Severance Plan - Senior Leadership Team (the “SLT Severance Plan”) (each as previously filed), and except as provided with respect to death or long-term disability or a change in control, (i) each executive must be continuously employed by the Company in the positions referenced above for such executive through the last day of the performance period, (ii) the bonus award opportunities will not be considered earned by the executive until the last day of the performance period, and (iii) if the executive’s employment terminates prior to the last day of the performance period, with or without cause, he will forfeit his bonus award opportunity under the Bonus Plan. If there is a change in control and the executive’s employment terminates on or prior to the end of fiscal 2024, the executive will not be entitled to payment under the Bonus Plan; however, he is entitled to payment under the Change in Control Agreement (for Mr. Lowe) or the SLT Severance Plan (for Mr. Reynolds).

The summary of the Bonus Plan is qualified in its entirety by reference to the text of the Bonus Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Wolfspeed Bonus Plan for Fiscal Year 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: November 2, 2023